Exhibit 1.1

10,146,154 SHARES OF COMMON STOCK,

12,307,693 SERIES C WARRANTS (EXERCISABLE FOR 12,307,693 SHARES),

AND 2,161,539 SERIES D WARRANTS (EXERCISABLE FOR 2,161,539 SHARES)

ZOSANO PHARMA CORPORATION

UNDERWRITING AGREEMENT

February 12, 2020

H.C. Wainwright & Co., LLC

As the Representative of the

Several underwriters, if any, named in Schedule I hereto

c/o H.C. Wainwright & Co., LLC

430 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

The undersigned, Zosano Pharma Corporation, a company incorporated under the laws of Delaware (collectively with its subsidiaries and Affiliates (as defined below), including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries or Affiliates of Zosano Pharma Corporation, the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for which H.C. Wainwright & Co., LLC is acting as representative (the “Representative” and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein.

It is understood that the several Underwriters are to make a public offering of the Public Securities (as defined below) as soon as the Representative deems it advisable to do so. The Public Securities are to be initially offered to the public at the public offering price set forth in the Prospectus Supplement (as defined below).

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Closing Securities (as defined below) and, if any, the Option Securities (as defined below) in accordance with this Agreement.

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Time” means 8:15 a.m. (New York City time) on February 12, 2020.

“Base Prospectus” means the base prospectus included in the Registration Statement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Closing Securities pursuant to Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay the Closing Purchase Price and (ii) the Company’s obligations to deliver the Closing Securities, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second (2nd) Trading Day following the date hereof or at such other time as shall be agreed upon by the Representative and the Company.

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Closing Securities” shall have the meaning ascribed to such term in Section 2.1(a)(ii).

“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a)(i).

“Closing Warrants” shall have the meaning ascribed to such term in Section 2.1(a)(ii).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Auditor” means Deloitte LLP.

“Company Counsel” means Latham & Watkins LLP, with offices located at 140 Scott Drive, Menlo Park, California 94025.

“Company Lock-up Period” shall have the meaning ascribed to such term in Section 4.18(a).

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, options to purchase Common Stock or other equity awards pursuant to any stock or option plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including pursuant to any amendments thereto that have become effective after the date hereof and are approved by stockholders of the Company, (b) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Company Lock-up Period, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) any inducement equity awards in accordance with Nasdaq Listing Rule 5635(c)(4), provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Company Lock-up Period, and (e) securities in connection with any joint venture, commercial or collaborative relationship; provided that the sum of the aggregate number of securities so issued under this clause (e) shall not exceed 5% of the total outstanding shares of common stock of the Company immediately following the completion of this offering of Public Securities, provided further that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Company Lock-up Period.

“FINRA” means the Financial Industry Regulatory Authority.

“Governmental Authority” any government, court, administrative or regulatory agency or commission, other governmental or regulatory authority or any self-regulatory body.

“Law” means any and all laws, including all federal, state, local, municipal, national or foreign statutes, codes, ordinances, guidelines, decrees, rules, regulations and by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Authority, binding on or affecting the person referred to in the context in which the term is used and rules, regulations and policies of any stock exchange on which securities of the Company are listed for trading.

“Lock-Up Agreements” means the lock-up agreements that are delivered on the date hereof by each of the Company’s officers and directors and each stockholder affiliated with an officer or director of the Company listed on Exhibit D hereto, in the form of Exhibit E attached hereto.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.2(j).

“Offering” shall have the meaning ascribed to such term in Section 2.1(c).

“Option” shall have the meaning ascribed to such term in Section 2.2.

“Option Closing Date” shall have the meaning ascribed to such term in Section 2.2(c).

“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Option Securities” shall have the meaning ascribed to such term in Section 2.2(a).

“Option Shares” shall have the meaning ascribed to such term in Section 2.2(a).

“Option Warrants” shall have the meaning ascribed to such term in Section 2.2(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preliminary Prospectus” means the Preliminary Prospectus, together with the Base Prospectus.

“Preliminary Prospectus Supplement” means the preliminary prospectus supplement relating to the Public Securities and the offering thereof filed with the Commission pursuant to Rule 424(b).

“Prior Company Auditor” means Marcum LLP.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the Prospectus Supplement, together with the Base Prospectus.

“Prospectus Supplement” means the final prospectus supplement to the Base Prospectus relating to the Public Securities and the offering thereof complying with Rule 424(b) of the Securities Act that is filed with the Commission.

“Public Securities” means, collectively, the Closing Securities and, if any, the Option Securities.

“Registration Statement” means the shelf registration statement prepared by the Company on Form S-3 (File No. 333-229686), as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series C Warrants” means the Series C Common Stock purchase warrants delivered to the Underwriters in accordance with Section 2.1(a) and Section 2.2(a), if applicable, which Series C Warrants shall be exercisable immediately and have a term of exercise equal to five (5) years, in the form of Exhibit A-1 hereto.

“Series D Warrants” means the Series D Pre-Funded Common Stock purchase warrants delivered to the Underwriters in accordance with Section 2.1(a) hereof, which Series D Warrants shall be exercisable immediately and shall be exercisable until exercised in full, in the form of Exhibit A-2 hereto.

“Share Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Shares” means, collectively, the shares of Common Stock delivered to the Underwriters in accordance with Section 2.1(a)(i) and Section 2.2(a), if applicable.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Time of Sale Prospectus” means the Preliminary Prospectus Supplement, if any, together with the free writing prospectuses, if any, identified on Schedule II hereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Lock-Up Agreements, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Board of Directors.

“Warrant Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrant Shares Registration Statement” means a registration statement on Form S-1 or comparable form registering the sale of the Warrant Shares under the Securities Act, to be prepared by the Company.

“Warrants” means, collectively, the Series C Warrants and the Series D Warrants.

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell (i) in the aggregate 10,146,154 shares of Common Stock, (ii) Series C Warrants exercisable for an aggregate of 12,307,693 shares of Common Stock and (iii) Series D Warrants exercisable for an aggregate of 2,161,539 shares of Common Stock, and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the following securities of the Company:

(i) the number of shares of Common Stock (the “Closing Shares”) set forth opposite the name of such Underwriter on Schedule I hereto;

(ii) Series C Warrants to purchase up to the number of shares of Common Stock set forth opposite the name of such Underwriter on Schedule I hereto, which shall have an exercise price equal to $0.65 (subject to adjustment therein) (collectively, with the Series D Warrants delivered at Closing, the “Closing Warrants” and, collectively with the Closing Shares, the “Closing Securities”); and

(iii) Series D Warrants to purchase up to the number of shares of Common Stock set forth opposite the name of such Underwriter on Schedule I hereto, which shall have an exercise price equal to $0.0001 (subject to adjustment therein).

(b) The aggregate purchase price for the Closing Securities shall equal the amount set forth opposite the name of such Underwriter on Schedule I hereto (the “Closing Purchase Price”). The combined purchase price for one Share and one Series C Warrant to purchase one (1) Warrant Share shall be $0.611, which shall be allocated as $0.610906 per Share (the “Share Purchase Price”) and $0.000094 per Series C Warrant (the “Warrant Purchase Price”). The combined purchase price for one Series D Warrant to purchase one (1) Warrant Shares and one Series C Warrant to purchase one (1) Warrant Share shall be $0.6109, which shall be allocated as $0.610806 per Series D Warrant and $0.000094 per Series C Warrant.

(c) On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter’s Closing Purchase Price and the Company shall deliver to, or as directed by, such Underwriter its respective Closing Securities and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of EGS or such other location as the Company and Representative shall mutually agree. The Public Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus Supplement (the “Offering”).

(d) The Company acknowledges and agrees that, with respect to any Notice(s) of Exercise (as defined in the Series D Warrants) delivered by a Holder (as defined in the Series D Warrants) on or prior to 4:00 p.m. (New York City time) on the Trading Day immediately prior to the Closing Date, which Notice(s) of Exercise may be delivered at any time after the time of execution of this Agreement, the Company shall deliver the Warrant Shares (as defined in the Series D Warrants) subject to such notice(s) to the Holder by 4:00 p.m. (New York City time) on the Closing Date and the Closing Date shall be the Warrant Share Delivery Date (as defined in the Series D Warrants). The Company acknowledges and agrees that the Holders are third-party beneficiaries of this covenant of the Company.

2.2 Option to Purchase Additional Securities.

(a) In connection with the distribution and sale of the Closing Securities, the Representative is hereby granted an option (the “Option”) to purchase, in the aggregate, up to 1,846,153 shares of Common Stock (the “Option Shares”) at the Share Purchase Price and/or and Series C Warrants to purchase up to 1,846,153 shares of Common Stock (the “Option Warrants” and, collectively with the Option Shares, the “Option Securities”), which may be purchased in any combination of Option Shares and/or Option Warrants at the Share Purchase Price and/or Warrant Purchase Price, respectively.

(b) In connection with an exercise of the Option, (a) the purchase price to be paid for the Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased and (b) the purchase price to be paid for the Option Warrants is equal to the product of the Warrant Purchase Price multiplied by the number of Option Warrants (the aggregate purchase price to be paid on an Option Closing Date, the “Option Closing Purchase Price”).

(c) The Option granted pursuant to this Section 2.2 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Securities within thirty (30) days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Securities prior to the exercise of the Option by the Representative. The Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares and/or Option Warrants to be purchased and the date and time for delivery of and payment for the Option Shares and/or Option Warrants (each, an “Option Closing Date”), which will not be later than two (2) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of EGS or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares and/or Option Warrants does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares and/or Option Warrants specified in such notice. The Representative may cancel the Option at any time prior to the expiration of the Option by written notice to the Company.

2.3 Deliveries. The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(i) At the Closing Date, the Closing Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(ii) At the Closing Date, the Series C Warrants and, as to each Option Closing Date, if any, the applicable Option Warrants, in certificated form registered in the name or names and in such authorized denominations as the applicable Underwriter may request in writing at least one full Business Day prior to the Closing Date and, if any, each Option Closing Date;

(iii) At the Closing Date, the Series D Warrants issuable at Closing, in certificated form registered in the name or names and in such authorized denominations as the applicable Underwriter may request in writing at least one full Business Day prior to the Closing Date;

(iv) At the Closing Date, a legal opinion of Company Counsel addressed to the Underwriters, including, without limitation, a negative assurance letter, in form and substance reasonably satisfactory to the Representative and as to the Closing Date and as to each Option Closing Date, if any, a bring-down opinion from Company Counsel in form and substance reasonably satisfactory to the Representative and the favorable opinions of intellectual property legal counsel to the Company, addressed to the Underwriters and in form and substance satisfactory to the Representative;

(v) Contemporaneously herewith, a comfort letter, addressed to the Underwriters and in form and substance reasonably satisfactory to the Representative from the Company Auditor and the Prior Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date and each Option Closing Date, if any;

(vi) On the Closing Date and on each Option Closing Date, the duly executed and delivered Officer’s Certificate, substantially in the form required by Exhibit B attached hereto;

(vii) On the Closing Date and on each Option Closing Date, the duly executed and delivered Secretary’s Certificate, substantially in the form required by Exhibit C attached hereto; and

(viii) Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements.

2.4 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date, if any, are subject to the following conditions being met or waived by the Representative:

(i) the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(iv) the Registration Statement shall be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or to the Company’s knowledge shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative;

(v) by the Execution Date, if required by FINRA, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement;

(vi) the Closing Shares, the Option Shares and the Warrant Shares have been approved for listing on the Trading Market; and

(vii) prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and shall conform in all material respects to the requirements of the Securities Act, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date of this Agreement, the Closing Date and each Option Closing Date, if any, as follows:

(a) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b) Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Public Securities. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the Closing Date and at each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date and (as then amended or supplemented), did not and at the Closing Date and at each Option Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 6.3. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c) Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Public Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Public Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule II and electronic “road shows”, if any, furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior written consent, prepare, use or refer to, any free writing prospectus. Each “road show”, when considered together with the Time of Sale Prospectus, as of the Applicable Time, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Market Capitalization. At the time the Registration Statement was originally declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met the then applicable requirements for the use of Form S-3 under the Securities Act. On May 8, 2019 (the “Determination Date”), the aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Securities Act Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was equal to or greater than $75 million (calculated by multiplying (x) the highest price at which the common equity of the Company closed on The Nasdaq Stock Market, LLC (“Nasdaq”) within 60 days of the Determination Date times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(e) Emerging Growth Company. From the time of filing of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Section 5(d) Written Communication as defined in Rule 405 under the Securities Act) or Section 5(d) Oral Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(f) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Section 5(d) Written Communication or Section 5(d) Oral Communication without the consent of the Representative and (ii) has not authorized anyone other than the Representative to engage in such Permitted Section 5(d) Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Marketing Materials (as defined below), Section 5(d) Oral Communications and Section 5(d) Written Communications (“Section 5(d) Written Communications”). The Company has not distributed or approved for distribution any Section 5(d) Written Communications other than any Permitted Section 5(d) Communications (as defined below). Any individual Permitted Section 5(d) Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Prospectus, complied in all material respects with the Securities Act, and when taken together with the Time of Sale Prospectus as of the Applicable Time, did not, and as of the Closing Date and as of each Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the offering of the Public Securities; “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Securities, including any Road Show or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) listed on Schedule III attached hereto.

(g) Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Public Securities, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Public Securities other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representative, and the free writing prospectuses, if any, identified on Schedule II hereto and any Permitted Section 5(d) Communications.

(h) Financial Information. The financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, together with the related notes and schedules, present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus that are not included or incorporated by reference as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and the free writing prospectuses, if any, identified on Schedule II hereto regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i) Conformity with EDGAR Filing. The Preliminary Prospectus Supplement and Prospectus delivered to the Underwriter for use in connection with the sale of the Public Securities pursuant to this Agreement will be identical to the versions of the Preliminary Prospectus Supplement and Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(j) Organization. The Company is duly organized, validly existing as a corporation and in good standing under the Laws of its jurisdiction of organization. The Company is duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the Laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such license or qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company, or prevent or materially interfere with the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(k) Subsidiaries. The Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(l) No Violation or Default. The Company is not (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any Law of any Governmental Authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(m) No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the free writing prospectuses, if any, identified on Schedule II hereto (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects will result in a Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement or Prospectus (including any document deemed incorporated by reference therein).

(n) Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The description of the securities of the Company in the Registration Statement, the Time of Sale Prospectus and the Prospectus is complete and accurate in all material respects. Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(o) Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles.

(p) Authorization of the Public Securities. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Public Securities, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale by the Company of the Public Securities, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities Laws or Laws of FINRA or Nasdaq in connection with the sale of the Public Securities.

(r) No Preferential Rights. (i) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii) other than the Underwriters, no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Public Securities as contemplated thereby or otherwise.

(s) Independent Public Accounting Firm. To the Company’s knowledge, the Prior Company Auditor, whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, are and, during the periods covered by their report, was an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Prior Company Auditor is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(t) Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities Laws or public policy considerations in respect thereof.

(u) No Litigation. There are no actions, suits or proceedings by or before any Governmental Authority pending, nor, to the Company’s knowledge, any audits or investigations by or before any Governmental Authority, to which the Company is a party or to which any property of the Company is the subject that, individually or in the aggregate, would have a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any Governmental Authority or threatened by others; and to the Company’s knowledge (i) there are no current or pending audits, investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act to be described in the Time of Sale Prospectus or Prospectus that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(v) Consents and Permits. The Company has made all filings, applications and submissions required by, possesses and is operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, each appropriate federal, state or foreign Governmental Authorities (including the United States Food and Drug Administration (the “FDA”) or any other foreign, federal, state, provincial or local Government Authorities engaged in the regulation of clinical trials or pharmaceutical products) necessary for the ownership or lease of its properties or to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not have a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not have a Material Adverse Effect; and the Company has not received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the extent required by applicable Laws of the FDA, the Company has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring; all such submissions were in material compliance with applicable Laws when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions.

(w) Regulatory Filings. The Company has not failed to file with the applicable Governmental Authority (including the FDA, or any foreign, federal, state, provincial or local Governmental Authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect; all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable Laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect. The Company has operated and currently is, in all material respects, in compliance with the United States Federal Food, Drug, and Cosmetic Act, all applicable rules and regulations of the FDA and other federal, state, local and foreign Governmental Authority exercising comparable authority.

(x) Intellectual Property. The Company owns, possesses, licenses or has other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of its business as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. (i) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no rights of third parties to any such Intellectual Property owned by the Company, except for any such rights as would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned by or licensed to the Company; and (vii) the Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, for any such infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not, individually or in the aggregate, result in a Material Adverse Effect.

(y) Clinical Studies. The preclinical studies and tests and clinical trials described in the Registration Statement, the Time of Sale Prospectus and the Prospectus were, and, if still pending, are being conducted in all material respects in accordance with the experimental protocols established for such tests or trials; the descriptions of such studies, tests and trials, and the results thereof, contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurate in all material respects; the Company is not aware of any tests, studies or trials not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the results of which reasonably call into question in any material respect the results of the tests, studies and trials described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the Company has not received any written notice or correspondence from the FDA or any foreign, state or local Governmental Authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials.

(z) No Material Defaults. The Company has not defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Sections 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

(aa) Certain Market Activities. The Company has not taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Public Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(bb) Broker/Dealer Relationships. The Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act and (ii) does not, directly or indirectly through one or more intermediaries, control, and is not, a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(cc) No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Public Securities.

(dd) Taxes. The Company has filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectus, no tax deficiency has been determined adversely to the Company which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment that has been, or would reasonably be expected to be, asserted or threatened against it which would have a Material Adverse Effect.

(ee) Title to Real and Personal Property. The Company does not own any real property. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has good and valid title to all personal property described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being owned by it that is material to the business of the Company, in each case free and clear of all liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Any real or personal property described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being leased by the Company is held by it under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or (B) would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, each of the properties of the Company complies with all applicable Laws (including building and zoning Laws and Laws relating to access to such properties), except if and to the extent disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company or otherwise have a Material Adverse Effect. The Company has not received from any Governmental Authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company or otherwise have a Material Adverse Effect, individually or in the aggregate.

(ff) Environmental Laws. The Company (i) is in compliance with any and all applicable federal, state, local and foreign Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(gg) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). No facts or circumstances have come to the Company’s attention in connection with such reviews that would, individually or in the aggregate, have a Material Adverse Effect.

(hh) Disclosure Controls. The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Registration Statement,

Time of Sale Prospectus or Prospectus). Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Registration Statement, Time of Sale Prospectus or Prospectus). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the last day of the period covered by the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could materially affect the Company’s internal controls.

(ii) Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(jj) Brokers. The Company has not incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to or pursuant to this Agreement.

(kk) Labor Disputes. No labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is threatened which would have a Material Adverse Effect.

(ll) Investment Company Act. The Company is not, and will not be, either after receipt of payment for the Public Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(mm) Operations. The operations of the Company are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering Laws of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or any of its Affiliates and any unconsolidated entity, including any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that would affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(oo) ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Affiliates for employees or former employees of the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986 (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(pp) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.

(qq) Margin Rules. Neither the issuance, sale and delivery of the Public Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of its properties and as is customary for companies engaged in similar businesses in similar industries.

(ss) No Improper Practices. (i) Neither the Company nor any director or officer of the Company, nor, to the Company’s knowledge, any employee, agent, Affiliate or other person acting on behalf of the Company has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable Law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable Law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or any Affiliate of the Company, on the one hand, and the directors, officers and stockholders of the Company, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Affiliate of the Company, on the one hand, and the directors, officers, or stockholders of the Company, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is not so described; (iv) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of its respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (B) a trade journalist or publication to write or publish favorable information about the Company or any of its products or services, and, (vi) neither the Company nor any director or officer of the Company, nor, to the Company’s knowledge, any employee, agent, Affiliate or other person acting on behalf of the Company has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, or any other applicable anti-bribery or anti-corruption Law

(collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient or securing any improper advantage, or (C) made any payment of funds of the Company or received or retained any funds in violation of any Anti-Corruption Laws.

(tt) No Conflicts. Neither the execution of this Agreement, nor the issuance, offering or sale of the Public Securities, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company.

(uu) Sanctions. The Company represents that, neither the Company (the “Entity”) nor any director or officer of the Entity, nor, to the Company’s knowledge, any employee, agent, Affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (uu), “Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of the Ukraine) (the “Sanctioned Countries”). The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise). The Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectus, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

(vv) Compliance with Laws. Except as would not, individually or on the aggregate, have a Material Adverse Effect, the Company: (i) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party has threatened any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority has threatened such action; (vi) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear healthcare provider” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(ww) Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(xx) Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements for the listing of the Shares and Warrant Shares on Nasdaq.

(yy) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(zz) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, and, to the Company’s knowledge, by its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Public Securities is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided by the Company, and, to the Company’s knowledge, by its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Public Securities to FINRA pursuant to FINRA Rules is true, complete and correct.

(aaa) Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a Lock-up Agreement from each of the persons listed on Exhibit D Such Exhibit D lists under an appropriate caption the directors, executive officers (as defined in Rule 16a-1(f) under the Exchange Act) and certain stockholders of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representative a Lock-up Agreement.

(bbb) No Rights to Purchase Preferred Stock. The issuance and sale of the Public Securities as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(ccc) No Contract Terminations. The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(ddd) Cyber Security. (i) Except as may be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (x) to the Company’s knowledge, there has been no security breach or other compromise of any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to its IT Systems and Data; (ii) the Company is presently in compliance with applicable Laws relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of either clause (i) or (ii), individually or in the aggregate, result in a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology.

(eee) Any certificate signed by any officer of the Company and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Public Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(fff) The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 2.3, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Preliminary Prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Public Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus and copies of the documents incorporated by reference therein. The Company shall not file any such amendment or supplement to which the Representative shall reasonably object in writing.

4.2 Federal Securities Laws.

(a) Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b) Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424.

(c) Exchange Act Registration. For a period of three years from the Execution Date, the Company will use its best efforts to maintain the registration of the Common Stock under the Exchange Act. While any of the Warrants are outstanding, the Company will not deregister the Common Stock under the Exchange Act without the prior written consent of the Representative.

(d) Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representative, such consent not to be unreasonably withheld. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request.

4.4 Exchange Act Registration; Effectiveness and Events Requiring Notice to the Underwriters. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale of the Warrant Shares (the “Trigger Date”), the Company will use commercially reasonable efforts to file the Warrant Shares Registration Statement within six (6) months from the Trigger Date and to cause the Warrant Shares Registration Statement to remain effective with a current prospectus until the date on which the Warrants are no longer outstanding, and will notify the Underwriters and holders of the Warrants immediately and confirm the notice in writing: (i) of the effectiveness of the Warrant Shares Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Warrant Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Warrant Shares Registration Statement or related prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Warrant Shares Registration Statement or the related prospectus untrue or that requires the making of any changes in the Warrant Shares Registration Statement or the related prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make commercially reasonable efforts to obtain promptly the lifting of such order.

4.5 Expenses of the Offering.

(a) General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Securities to be sold in the Offering (including the Option Securities) with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Closing Shares, the Option Shares, and the Warrant Shares on the Trading Market and such other stock exchanges as the Company and the Representative together determine; (d) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (e) the costs and expenses of the Company’s public relations firm; (f) the costs of preparing, printing and delivering the Public Securities; (g) fees and expenses of the Transfer Agent for the Public Securities (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (h) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (i) the fees and expenses of the

Company’s accountants; (j) the fees and expenses of the Company’s legal counsel and other agents and representatives; (k) expenses in connection with use of i-Deal’s book-building, prospectus tracking and compliance software (or other similar software) for the Offering; and (l) the Underwriters’ reasonable, documented and actual “road show” expenses for the Offering (it being understood and agreed that no aircraft will be chartered in connection with the road show). The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

(b) Expenses of the Representative. The Company further agrees that, in addition to the expenses payable pursuant to Section 4.5(a), on the Closing Date, the Company will reimburse the Representative for its reasonable and documented legal and other out-of-pocket expenses of the Offering in an amount of up to an aggregate of $150,000 (which shall include any expenses under clause (k) and (l) under Section 4.5(a) and the expenses under Section 7.1(a)), by deduction from the proceeds of the Offering contemplated herein.

4.6 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

4.7 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules and Regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date. Such earning statement filed with the Commission through EDGAR shall be deemed to have been made available to the security holders pursuant to this Section.

4.8 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

4.9 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.10 Accountants. The Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three years after the Execution Date. The Underwriters acknowledge that the Company Auditor is acceptable to the Underwriters.

4.11 FINRA. The Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an Affiliate or associated person of an Underwriter.

4.12 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their Affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its Affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the securities and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

4.13 Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the Trading Market and (ii) if applicable, at least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

4.14 Securities Laws Disclosure; Publicity. At the request of the Representative, by 8:30 a.m. (New York City time) on the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representative shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.15 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Public Securities is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Public Securities could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Public Securities.

4.16 Reservation of Common Stock. As of the Closing Date, the Company shall reserve and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Option Shares pursuant to the Option and Warrant Shares pursuant to any exercise of the Warrants.

4.17 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Closing Shares, Option Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Closing Shares, Option Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Closing Shares, Option Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Closing Shares, Option Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company agrees to use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.18 Subsequent Equity Sales.

(a) From the date hereof and continuing through and including 60th day following the date of the Prospectus (“Company Lock-up Period”), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, except with the prior written consent of the Representative.

(b) From the date hereof until the 6-month anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (for purposes of clarity, securities issued with customary price-based anti-dilution provisions are excluded from the terms of this clause (B)) or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Notwithstanding the foregoing, on the ninety (90) day anniversary of the Closing Date, the Company may use its existing at-the-market offering facility and/or may enter into new at-the-market offering facilities through a registered broker-dealer; provided, further, in the event that, after the 60th day following the date of the Prospectus the VWAP is greater than $0.8125, subject to adjustment for reverse and forward stock splits and the like, for five consecutive Trading Days, the Company may use its existing at-the-market offering facility and/or may enter into a new at-the-market offering facility at such time. Any Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Notwithstanding the foregoing, this Section 4.18 shall not apply in respect of an Exempt Issuance.

4.19 Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof the Registration Statement or Warrant Shares Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

4.20 Research Independence. The Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that the Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

ARTICLE V.

DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Closing Securities or Option Securities, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Closing Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur does not exceed 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the Company or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any Person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

ARTICLE VI.

INDEMNIFICATION

6.1 Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each dealer selected by each Underwriter that participates in the offer and sale of the Public Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each Person, if any, who controls such Underwriter or any Selected Dealer (“Controlling Person”)

within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus Supplement, if any, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Article VI, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Trading Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the applicable Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus Supplement, if any, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus Supplement, if any, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of an Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify each Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

6.2 Procedure. If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person, taken together as a group, shall be borne by the Company. In no event shall the Company be liable for fees and expense of more than one firm of attorneys (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

6.3 Indemnification of the Company. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to such Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus Supplement, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus Supplement, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other Person so indemnified based on any Preliminary Prospectus Supplement, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against such Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to such Underwriter by the provisions of this Article VI. Notwithstanding the provisions of this Section 6.3, no Underwriter shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Public Securities purchased by such Underwriter. The Underwriters’ obligations in this Section 6.3 to indemnify the Company are several in proportion to their respective underwriting obligations and not joint.

6.4 Contribution.

(a) Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Underwriter, as incurred, in such proportions that such Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer and employee of such Underwriter or the Company, as applicable, and each Person, if any, who controls such Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Public Securities purchased by such Underwriter. The Underwriters’ obligations in this Section 6.4 to contribute are several in proportion to their respective underwriting obligations and not joint.

(b) Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

ARTICLE VII.

MISCELLANEOUS

7.1 Termination.

(a) Termination Right. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Public Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, in each case of (i) through (viii) herein, the effect of which in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities.

(b) Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Representative its reasonable, documented, actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable, including the fees and disbursements of EGS up to $50,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

(c) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated February 7, 2020 (“Engagement Agreement”), by and between the Company and the Representative, shall continue to be effective and the terms therein, including, without limitation, Section A.3. with respect to any future offerings, shall continue to survive and be enforceable by the Representative in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representative. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action or Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or Proceeding.

7.8 Survival. The representations and warranties contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Public Securities.

7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

7.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

ZOSANO PHARMA CORPORATION

By:	/s/ Steven Lo
Name: Steven Lo
Title: Chief Executive Officer

Address for Notice:

34790 Ardentech Court

Fremont, CA 94555

Copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

E-Mail: *****/ *****

Attention: Alan C. Mendelson / Kathleen M. Wells

H.C. WAINWRIGHT & CO., LLC

As the Representative of the several

Underwriters listed on Schedule I

By: H.C. Wainwright & Co., LLC

By:	/s/ Edward D. Silvera
Name: Edward D. Silvera
Title: Chief Operating Officer

Address for Notice:

430 Park Avenue

New York, New York 10022

E-mail: *****

Attention: Mark W. Viklund

Copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

E-Mail: *****

Attention: Robert F. Charron

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriters	Closing Shares	Closing Series C Warrants	Closing Series D Warrants	Closing Purchase Price
H.C. Wainwright & Co., LLC	10,146,154	12,307,693	2,161,539	$7,519,784.27
Total	10,146,154	12,307,693	2,161,539	$7,519,784.27

SCHEDULE II

FREE WRITING PROSPECTUS

None.

SCHEDULE III

FREE WRITING PROSPECTUS SECTION 5(D) WRITTEN COMMUNICATION(S)

None.

EXHIBIT A-1

FORM OF SERIES C WARRANT

EXHIBIT A-2

FORM OF SERIES D WARRANT

EXHIBIT B

OFFICERS’ CERTIFICATE

EXHIBIT C

SECRETARY’S CERTIFICATE

EXHIBIT D

DIRECTORS

Stephen A. Elms

Linda Grais

Kenneth R. Greathouse

Joseph P. Hagan

Steven Lo

Kleanthis G. Xanthopoulos

John P. Walker

EXECUTIVE OFFICERS

Steven Lo

Christine Matthews

Donald Kellerman

Hayley Lewis

CERTAIN STOCKHOLDERS

Aisling Capital IV, LP

EXHIBIT E

FORM OF LOCK-UP AGREEMENT

                    , 2020

H.C. Wainwright & Co., LLC

430 Park Avenue

New York, NY 10022

Re: Proposed Registered Follow-On Offering by Zosano Pharma Corporation

Ladies and Gentlemen:

The undersigned, a securityholder and/or officer and/or a director of Zosano Pharma Corporation, a Delaware corporation (the “Company”), understands that H.C. Wainwright & Co., LLC (“Wainwright”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company relating to the proposed registered follow-on offering (the “Offering”) of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase Common Stock. The undersigned acknowledges that Wainwright is relying on the representations and agreements of the undersigned contained in this lock-up agreement in conducting the Offering and, at a subsequent date, in entering into the Underwriting Agreement with the Company with respect to the Offering.

In recognition of the benefit that the Offering will confer upon the undersigned as a securityholder and/or officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on the date hereof and ending on the date that is [90]1 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not (and will cause any immediate family (as defined below) member not to), without the prior written consent of Wainwright, which may withhold its consent in its sole discretion, directly or indirectly, (i) sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a Put Equivalent Position (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or liquidate or decrease any Call Equivalent Position (as defined in Rule 16a-1(b) under the Exchange Act), pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, in each case whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), (ii) make any demand for, or exercise any right with respect to the registration of any of the Lock-Up Securities, or the filing of any registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) in connection therewith, under the Securities Act of 1933, as amended, (iii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iv) publicly announce the intention to do any of the foregoing.

[1]	60 days with respect to Aisling Capital IV, LP.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities pursuant to clauses (i) through [(viii) / (ix)] below without the prior written consent of Wainwright, provided that (1) in the case of clauses (i) through (v) and (vii) below, prior to any such transfer, Wainwright receives a signed lock-up agreement, substantially in the form of this lock-up agreement, for the balance of the Lock-Up Period from each donee, trustee, distributee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) in the case of clauses (i) through (iii) below, such transfers are not required to be reported with the Securities and Exchange Commission under the Exchange Act, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or a family member of the undersigned (for purposes of this lock-up agreement, “family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) pursuant to a qualified domestic order or in connection with a divorce settlement; or

(iv) by will or intestate succession to the legal representative, heir, beneficiary or family member of the undersigned upon the death of the undersigned; or

(v) to the undersigned’s direct or indirect affiliates, limited partners, limited liability company members or stockholders, or, if the undersigned is a trust, to the beneficiaries of such trust; or

(vi) (a) to the Company as forfeitures to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards pursuant to the Company’s equity incentive plan; provided that any shares of Common Stock acquired in connection with such vesting or exercise of equity awards described in this clause (a) shall be subject to the restrictions set forth in this lock-up agreement, (b) to the Company, pursuant to a net exercise or cashless exercise by the undersigned of outstanding equity awards pursuant to the Company’s equity incentive plan; provided that any shares of Common Stock acquired upon the net exercise or cashless exercise of equity awards described in this clause (b) shall be subject to the restrictions set forth in this lock-up agreement, or (c) pursuant to a bona fide third-party tender offer for all outstanding shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control of the Company which is approved by the Company’s Board of Directors (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of common stock or other such securities in connection with such transaction, or vote any common stock or other such securities in favor of any such transaction); provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this lock-up agreement; provided that, in the case of a transfer pursuant to clauses (a) or (b) above, if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-up Period, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was either (1) to cover tax withholding obligations of the undersigned in connection with such vesting or exercise or (2) in connection with a cashless or net exercise of equity awards; or

(vii) cash exercise an option to purchase shares of Common Stock granted under any equity incentive plan or stock purchase plan of the Company; provided that any shares of Common Stock issued upon exercise of such options shall continue to be subject to the restrictions on transfer set forth in this lock-up agreement; or

(viii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (x) no sales under such plan are permitted during the Lock-Up Period and (y) the entry into such plan is not publicly disclosed, including in any filing under the Exchange Act, during the Lock-Up Period[; or / .]

[(iv) in transactions consisting of shares of Common Stock or such other securities of the Company that the undersigned may purchase (a) from the underwriter in the Offering or (b) in open market transactions after the date of the Underwriting Agreement.]2

For the purposes of clause (vi), (a) the undersigned may only transfer the Lock-Up Securities if the transactions described in such clause are consummated and (b) a “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the underwriters pursuant to the Offering), of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own a majority of the outstanding voting securities of the Company (or the surviving entity)[. / ; or]

[This lock-up agreement does not apply to the Common Stock or any other Company securities owned or under management by Aisling Capital IV, LP or its affiliated funds.]3

[The undersigned further agrees that the foregoing provisions shall be equally applicable to any Common Stock the undersigned may purchase or otherwise receive in the Offering.]4

[In the event that CF&Co. releases, in full or in part, any officer, director or other stockholder of the Company (each, a “Triggering Stockholder”) from the restrictions of any lock-up agreement similar to this lock-up agreement signed by such Triggering Stockholder in connection with the Offering (a “Triggering Release”), then the undersigned shall be

[2]	Aisling Capital IV, LP only.
[3]	Stephen A. Elms only.
[4]	All signatories except Aisling Capital IV, LP.

automatically released from this lock-up agreement to the same extent with respect to the same percentage of Company securities of the undersigned as the percentage of Company securities being released in the Triggering Release represent with respect to the Company securities held by the Triggering Stockholder at the time of the request of the Triggering Release. In the event of a Triggering Release, the Company shall use its reasonable best efforts to notify the undersigned within two (2) business days of the occurrence of such Triggering Release.]5

The undersigned further agrees that the foregoing provisions shall be equally applicable to any Common Stock the undersigned may purchase or otherwise receive in the Offering.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any shares of Common Stock and/or any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Common Stock, owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any immediate family member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Common Stock. The undersigned will not, and will cause any immediate family member not to take, directly or indirectly, any such action.

As used herein, “immediate family” shall mean the spouse, lineal descendant, father, mother, brother or sister of the undersigned, in each case (i) whether by blood, marriage or adoption (as applicable) and (ii) living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such person may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise).

The undersigned represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and Wainwright

[5]	Aisling Capital IV, LP only.

This lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (i) the Company advising Wainwright in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the executed Underwriting Agreement being terminated prior to the closing of the Offering (other than the provisions thereof that survive termination), and (iii) February 29, 2020, in the event that the Underwriting Agreement has not been executed by such date.

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By:
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